                      BUSINESS OPERAITION AGREEMENT

This Business Operation Agreement (the "Agreement") is made by and between USChina Channel Incorporation (the "INC") and Ching-Sang Hong, collectively the "Parties", on the fifth day of March 2010.

Whereas the "INC" is a Nevada registered stock incorporation with agency services specialized in financial area to serve the Chinese private companies going publicly listing on SEC filing, exhibits, informative conference, road show, lettering service and patent broker service.

Whereas Ching-Sang Hong is a Financial Consultant, especially serving the customers in Taiwan

Now, therefore, in consideration of the mutual agreements promises set forth herein, the parties agree as follows:

1. Ching-Sang Hong will join USChina Channel to launch the financial consulting service business in Taiwan, which will operate in the subsidiary of USChina Channel Inc, named as USChina Taiwan Inc.

2. USChina Taiwan Inc will separate from USChina Channel Inc as an independent company, in which Ching-Sang Hong will take 90% of the outstanding shares and the shareholders of USChina Channel Inc will take 10% of the outstanding shares as special dividends. The ratio of the share distribution among USChina Channel Inc., is 1 for 10. That means one share of USChina Taiwan Inc common stock will issue to the owner of 10 shares of USChina Channel Inc. For every shareholder or per brokerage account, the minimum dividends are 100 shares regardless of how many shares he (she, or the brokerage account) owns.

3. Ching-sang Hong will personally bear all costs of separating USChina Taiwan Inc from USChina Channel Inc as an independent public entity, without any charge against both USChina Taiwan and USChina Channel Inc.

4. USChina Channel will agree that Ching-Sang Hong will act as the Chairman of the Board of Directors of USChina Taiwan Inc.

5. This agreement will be effective immediately after majority capital representatives of USChina Channel Inc approve.

6. This agreement will sign by Andrew Chien, Chairman of USChina Channel Inc and Ching-sang Hong through exchanging e-mail to show approval by signing names in the format s/s (name).

   s/s  Andrew Chien                         s/s___ Ching-sang Hong ______

Print name: Andrew Chien, Chairman           Print Name: Ching-sang Hong